UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 3, 2013
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RAINMAKER SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
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Delaware
(State or other jurisdiction of incorporation)
000-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)
900 East Hamilton Ave. Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)
(408) 626-3800
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management
Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 3, 2013, Rainmaker Systems, Inc. (the “Company”) appointed Bradford Peppard, 58, as the Company's Chief Financial Officer. Mr. Peppard has served as a director of our Company since 2004 and as Chairman of the Board since March 9, 2013. Since 2002, Mr. Peppard has been President of Lime Tree Productions, a strategic marketing consulting firm. Mr. Peppard also served as a Director of International Sales at Smith Micro. From 1999 to 2002, Mr. Peppard was President of CinemaScore Online, an online source of movie rating information. Prior to that, Mr. Peppard held Vice President of Marketing positions at Aladdin Systems, Software Publishing Corporation and Quarterdeck Office Systems. Mr. Peppard’s financial experience includes positions as Treasurer of Trader Joe’s, Director of Finance and Administration (Controller) for CBS TV and CBS/Fox Studios, an MBA from Stanford Business School with a concentration in Finance, and prior audit committee experience with a number of public companies, including: Aladdin Systems, Monterey Bay Technology, and Oppenheimer Industries.

Pursuant to his employment agreement, Mr. Peppard will receive, during the term of his employment, an annual base salary of $250,000 and will be eligible to earn a discretionary bonus in 2013 (pro-rated for the remainder of 2013) and in 2014 of up to 100% of his base salary. The bonus formula and annual target bonus amount will be established annually by the Company's Board of Directors (the “Board”). Subject to the approval of the Compensation Committee of the Board, Mr. Peppard will receive a grant of 500,000 restricted shares of common stock which are scheduled to vest quarterly over a four year term. Mr. Peppard will also be entitled to participate in such life insurance, disability, medical, dental, stock plans, retirement plans and other programs as may be made generally available from time to time by the Company for the benefit of similarly situated employees or its employees generally. The Company intends to file a copy of Mr. Peppard's employment agreement with its Quarterly Report on Form 10-Q for the quarter ended September 30, 2013.

Mr. Peppard succeeds Mallorie Burak, the Company's former Chief Financial Officer, who will remain with the Company until October 11, 2013.

On October 3, 2013, Donald Massaro, 69, who presently serves as the Company’s President and Chief Executive Officer and a director of the Company, was appointed as the Company’s Chairman of the Board, replacing Mr. Peppard as Chairman. Mr. Peppard will remain a director of the Company, but has resigned his positions as a member of the Company’s Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee.

On October 3, 2013, Gary Briggs resigned his position as a director of the Company. Mr. Briggs served as a director of our Company since March 2010. His resignation was due to his increasing responsibilities as Chief Marketing Officer at Facebook and was not the result of any dispute or disagreement relating to the Company's operations, policies or practices.

Effective October 3, 2013, the Company appointed Eric Salzman as a Class III director with a term ending upon the 2014 annual meeting of stockholders. Mr. Salzman has also been appointed to the Company's Audit Committee, its Compensation Committee and its Corporate Governance and Nominating Committee. Mr. Salzman consults to public and private technology related companies on a range of topics including strategy, M&A and capital markets. Mr. Salzman is a member of the board of directors of 8x8, Inc., Coloredge, Inc. and SynCardia Systems, Inc. and is affiliated with Monarch Capital Group, LLC. Mr. Salzman's prior work experience includes private equity, credit and special situations investing as a Managing Director at Lehman Brothers, Inc. and as an investment professional at Credit Suisse and Basso Capital. Mr. Salzman holds an MBA from the Harvard Business School and a B.A. Honors from the University of Michigan. Mr. Salzman’s candidacy to continue as a Board member upon expiration of his term in 2014 will be subject to the approval of stockholders at the Company’s annual stockholder meeting in 2014. In accordance with the Company’s 2003 Stock Incentive Plan, Mr. Salzman received an automatic grant of 50,000 restricted shares of common stock which are scheduled to vest quarterly over a one year term. Additionally, Mr. Salzman is eligible to receive monthly board fees of $4,167 for each month of service as a director and is also eligible to receive future stock compensation for his service in accordance with the Company’s 2003 Stock Incentive Plan.

Section 8 – Other Events
Item 8.01 – Other Events.

Effective October 3, 2013, the members of the Company's Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are C. Finnegan Faldi and Eric Salzman.

Section 9 – Financial Statements and Exhibits
Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits. None.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

October 3, 2013	/s/ Bradford Peppard
Date	(Signature)
By: Bradford Peppard
Title: Chief Financial Officer